Exhibit 99.1

MEDIA CONTACTS:

Telkonet Investor Relations

414.721.7988

ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet, Inc. Announces Fiscal Year 2012 Financial Results, Posts 14% Increase in Annual Revenue

April 1, 2013: Milwaukee, WI – Telkonet, Inc. (OTC BB: TKOI.OB), developer of the revolutionary EcoSmart energy management platform incorporating patented Recovery Time™ technology, today announced financial results for the quarter and fiscal year ended December 31, 2012.

Telkonet management will hold a teleconference and webcast to discuss these results with the financial community today, April 1st at 4:30 pm ET/3:30 pm CT.

“While I am pleased with the results that we were able to deliver in 2012, I am even more excited about Telkonet’s future. Our large addressable markets which include the hospitality, educational, military and healthcare sectors are quickly realizing the substantial reduction in energy expense and equipment run-time costs that are available by integrating a focused and effective energy management platform – such as EcoSmart. Our EcoSmart technology portfolio is being recognized and adopted by world-class organizations as a sustainable resource for managing their demand response and energy consumption, as well as a way to immediately begin reducing their carbon footprint,” stated Jason Tienor, CEO of Telkonet. “In addition, we have made substantial progress in strengthening our company financially, establishing meaningful business relationships and have added new, potentially significant, revenue partners. I am very proud of our management team and employees all of whom have worked diligently and remain devoted to the continued growth and success of Telkonet,” added Tienor.

Financial Highlights for the Twelve Months Ended December 31, 2012

-	Fiscal 2012 revenues of $12.7 million, up 14 % from fiscal 2011
-	Net income for 2012, $0.39 million vs. loss of $1.9 million in 2011
-	Adjusted EBITDA positive for second consecutive year
-	Working capital (current assets in excess of current liabilities) improvement of approximately $1.2 million

Teleconference and Webcast

The Company will host a teleconference and webcast today at 4:30 PM ET to discuss these results with the financial community.

Date: Monday, April 1st, 2013

Time: 4:30 p.m. Eastern Time (3:30 pm CT, 1:30 pm PT)

Investor Dial-In (Toll Free): 877-407-0782
Investor Dial-In (International): 201-689-8567
Live Web Cast: http://www.investorcalendar.com/IC/CEPage.asp?ID=170706

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A replay of the teleconference will be available until April 15, 2013, which can be accessed by dialing (877) 660-6853 if calling within the United States or (201) 612-7415, if calling internationally. Please enter conference ID # 411418 to access the replay.

NON-GAAP Financial Measures

Telkonet will post to the Company’s investor relations web site (www.telkonet.com) any reconciliations of differences between non-GAAP financial information that may be required in connection with issuing the Company’s financial results.

The Company, as is common in its industry, uses adjusted EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide. Adjusted EBITDA is not, and should not be considered, an alternative to net income (loss), income (loss) from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). The most directly comparable GAAP reference in the Company’s case is the removal of interest, depreciation, amortization, income taxes and other non-cash expense. In assessing the overall health of its business for the years ended December 31, 2012 and 2011, the Company excluded items in the following general categories, each of which are described below:

•	Gain (loss) on disposal of property and equipment: In the first quarter of 2011, the Company recorded the disposal of a company vehicle. The Company considered this a one-time transaction, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

•	Gain (loss) on derivative liability: The Company has historically recorded non-cash gains and losses on the fair value of its derivative liabilities that arose from the sale of the Convertible Debentures in May and July 2008. These Debentures had embedded derivatives and the accounting treatment of derivative financial instruments requires that the Company record all derivatives and related warrants, and classify all other non-employee stock options and warrants as derivative liabilities and mark them to market at each reporting date. The Company considers this a financing transaction, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.
•	Gain on sale of product line: In the first quarter of 2011, the Company sold its Series 5 Power Line Carrier product line and related business assets under an Asset Purchase Agreement (“APA”). Per the APA, the Company signed an unsecured Promissory Note due to the Purchaser. This note contains certain earn-out provisions that encompass both the Company’s and Purchaser’s revenue volumes. During 2012, the earn-out provision on the note was also classified as Gain on sale of product line resulting in a non-cash reduction to the Promissory Note. The Company does not consider these transactions an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of these transactions helpful in assessing its current financial performance compared to the previous year.
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•	Impairment of goodwill: In the fourth quarter of 2011, the Company recorded a non-cash charge of $3.1 million based upon management’s assessment of the carrying value of the Company’s intangible assets at December 31, 2011. Therefore the Company does not consider the inclusion of this charge to be helpful in assessing its current financial performance compared to the previous year.
•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous year.

The non-GAAP financial measure described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure. In addition, as noted above, the Company evaluates the non-GAAP financial measure together with the most directly comparable GAAP financial information.

ABOUT TELKONET

Telkonet, a leading United States-based energy management technology provider, offers hardware, software and services to commercial customers worldwide. The EcoSmart suite of products, which includes EcoInsight and EcoWave intelligent thermostats, the EcoGuard energy management outlet and the EcoSwitch energy-efficient light switch can be deployed in most building environments to cut utility costs and enable remote monitoring and control using the EcoCentral management platform. Telkonet’s energy management products have the power to reduce energy consumption, minimize carbon footprints and help eliminate the need for the construction of new power plants. For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

To receive updates on all of Telkonet’s developments, sign up for our email alerts HERE.

ABOUT ETHOSTREAM

EthoStream is one of the largest public High-Speed Internet Access (HSIA) providers in the world, providing services to more than 5.0 million users monthly across a network of greater than 2,350 locations. EthoStream’s EGS line of public-access gateway servers provides real-time monitoring and management of guest-access networks while its 24/7 support center is known for the highest levels of quality and service. With a wide range of product and service offerings and one of the most comprehensive management platforms available for HSIA networks, EthoStream offers solutions for any public access location. For more information, please visit www.ethostream.com.

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FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

All Company, brand or product names are registered trademarks or trademarks of their respective holders.

(Tables to follow)

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RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

FOR THE YEARS ENDED DECEMBER 31,

(Unaudited)

	2012	2011
Net income (loss)	$390,080	$(1,902,239)
Interest expense, net	26,274	263,702
(Benefit) provision for income taxes	(31,271)	60,000
Depreciation and amortization	260,830	268,575

EBITDA	645,913	(1,309,962)
Adjustments:
Gain on disposal of property and equipment	–	(2,165)
Gain on derivative liability	–	(172,476)
Gain on sale of product line	(15,408)	(829,296)
Impairment of goodwill	–	3,100,000
Stock-based compensation	201,643	168,887

Adjusted EBITDA	$832,148	$954,988

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TELKONET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011
Revenues, net:
Product	$8,537,170	$6,654,282
Recurring	4,221,206	4,526,680
Total Net Revenue	12,758,376	11,180,962

Cost of Sales:
Product	4,726,241	3,820,753
Recurring	1,178,077	1,146,252
Total Cost of Sales	5,904,318	4,967,005

Gross Profit	6,854,058	6,213,957

Operating Expenses:
Research and development	984,853	775,329
Selling, general and administrative	5,238,700	4,652,527
Impairment of goodwill	–	3,100,000
Depreciation and amortization	260,830	268,575
Total Operating Expenses	6,484,383	8,796,431

Income (Loss) from Operations	369,675	(2,582,474)

Other (Expenses) Income:
Interest expense, net	(26,274)	(263,702)
Gain on derivative liability	–	172,476
Gain on disposal of property and equipment	–	2,165
Gain on sale of product line	15,408	829,296
Total Other (Expenses) Income	(10,866)	740,235

Income (Loss) Before Provision for Income Taxes	358,809	(1,842,239)

(Benefit) Provision for Income Taxes	(31,271)	60,000

Net Income (Loss)	390,080	(1,902,239)

Accretion of preferred dividends and discount	(897,638)	(699,895)

Net loss attributable to common stockholders	$(507,558)	$(2,602,134)

Net loss per common share:
Net loss per common share – basic	$0.00	$(0.02)
Net loss per common share – diluted	$0.00	$(0.02)
Weighted Average Common Shares Outstanding – basic	105,788,739	102,570,300
Weighted Average Common Shares Outstanding – diluted	107,387,408	103,815,367

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